Exhibit 99.1
NAREIT CONFERENCE - JUNE 6, 2007

Forward Looking Statements This presentation contains certain statements that may be considered to be "forward-looking statements" within the meaning of the federal securities laws. All statements, other than statements of historical facts, that address activities, events or developments that the Company expects, projects, believes or anticipates will or may occur in the future are forward- looking statements. The Company believes that its expectations stated in this presentation are based on reasonable assumptions; however, these statements are subject to certain risks and uncertainties such as national, local economic, business, real estate and other market conditions; the competitive environment in which the Company operates; the execution of the Company's business plan; financing risks, increasing interest rates and operating costs; the Company's ability to maintain its status as a real estate investment trust ("REIT") for federal income tax purposes; acquisition and development risks; changes in real estate and zoning laws or regulations; risks related to natural disasters; potential environmental and other liabilities; material weaknesses in our financial reporting; and other factors affecting the real estate industry generally or the self- storage industry in particular.

Financial overview Portfolio overview Organizational structure Corporate overview U-Store-It objectives 1 1 1 2 3 3 5 4 9 5 12 6 7

U-Store-It objectives U-Store-It will seek to grow the business both internally and externally Internal growth opportunities Improve physical occupancy Increase marketing through the internet Improve training at stores to increase the number of closed transactions Utilize incentives to attract additional tenants Outsource the Call Center with increased focus on creating reservations Increase economic occupancy Reduce non-standard rents through systematic rate increases to existing tenants Target reductions in the use of move-in specials Control expenses External growth opportunities Remain an opportunistic acquirer in target markets Continue to explore joint venture development opportunities Portfolio Evaluation Identify and execute on target dispositions Focus on transitioning toward an investment grade credit profile 2

Financial overview Portfolio overview Organizational structure Corporate overview U-Store-It objectives 3 1 1 2 3 3 5 4 7 5 10 6 7

Introduction to U-Store-It Trust Key financials ($ millions) Company snapshot Facility overview (as of 3/31/07) U-Store-It is a self-administered and self-managed REIT focused on the ownership, operation, acquisition and development of self-storage facilities in the United States The company is the sixth largest owner and operator of self-storage facilities in the United States With operations in 27 states across the US, the diverse portfolio has its main presence in California, Florida, Texas, Ohio, Illinois, Arizona, Tennessee, Colorado, Connecticut and New Jersey 402 facilities 27 states 223,543 units 25.5 mm rentable sq. ft. 1 Includes options and operating partnership units, $55.0 million of minority interest accounted for in operating partnership units. Assumes treasury stock method for dilutive impact of stock options Public market overview 4

Financial overview Portfolio overview Organizational structure Corporate overview U-Store-It objectives 5 1 1 2 3 3 5 4 7 5 10 6 7

U-Store-It is led by a recently upgraded, experienced management team . . . Board of Trustees Christopher P. Marr Chief Financial Officer 1 year with YSI 13 years in real estate Kathleen A. Weigand Executive Vice President, General Counsel and Secretary 1 year with YSI 1 year in real estate Stephen R. Nichols Senior Vice President 1 year with YSI 12 years in real estate Timothy M. Martin Chief Accounting Officer 1 year with YSI 10 years in real estate Dean Jernigan Chief Executive Officer President & Trustee 1 year with YSI 22+ years in real estate Legal Operations Accounting Finance 6

Financial overview Portfolio overview Organizational structure Corporate overview U-Store-It objectives 7 1 1 2 3 3 5 4 7 5 10 6 7

U-Store-It has a diversified portfolio Store distribution (as of 03/31/2007) Alabama Arizona California Colorado Connecticut Delaware Florida Georgia Illinois Indiana Louisiana Maryland Massachusetts Michigan Mississippi Nevada New Jersey New Mexico New York North Carolina Ohio Pennsylvania Rhode Island South Carolina Tennessee Texas Utah Virginia Wisconsin Newly acquired1 Existing 15 43 Total properties: 402 Newly acquired properties1: 63 Total square feet: 25.5mm 15 14 28 52 3 3 3 4 30 5 8 6 1 1 3 2 27 21 18 12 17 10 9 8 5 5 6 6 6 5 4 2 2 2 1 Top 5 markets 1 Represents properties acquired 2006 to 2007 year to date 8

Portfolio demographics 2006 Population (benchmark = 100,000) Median: 181,484, with 79% of the portfolio above the benchmark 2006 Population per square mile (benchmark = 1,275) Median: 2,312, with 79% of the portfolio above the benchmark 2006 Median HH income (benchmark = $38,000) Median: $51,335, with 87% of the portfolio above the benchmark 2006 Per capita income (benchmark = $17,000) Median: $26,317, with 92% of the portfolio above the benchmark 9

Financial overview Portfolio overview Organizational structure Corporate overview U-Store-It objectives 10 1 1 2 3 3 5 4 7 5 10 6 7

U-Store-It First Quarter 2007 Results Funds from Operations (FFO) reported at $0.21/share In-line with previously issued guidance of $0.21 - $0.23 Same Store Occupancy of 79.7% (and average occupancy of 79.6%) In-line with previously issued guidance of 79.5% - 80.0% Same Store Revenue growth of 4.2% In-line with previously issued guidance of 4.0% - 5.0% Same Store Expenses growth of 2.5% Better than previously issued guidance of 8.0% - 9.0% Same Store Net Operating Income (NOI) growth of 2.0% In-line with previously issued guidance of 1.0% - 3.0% Acquisitions of $19 million In-line with previously issued guidance of $19 million General & Administrative Expense of $6 million (including $1 million of legal and professional fees related to the restatement and inquiry) In-line with previously issued guidance of $5 million (excluding legal and professional fees) April 2007 rentals 9.0% ahead of April 2006 rentals May 2007 rentals 7.5% ahead of May 2006 rentals 11

U-Store-It First Quarter FFO to EPS Reconciliation Net Loss $(3,358) Add (deduct): Real estate depreciation 16,610 Minority interests (304) FFO (1) $12,948 Loss per share - fully diluted $(0.06) FFO per share and unit - fully diluted $0.21 Weighted-average diluted shares outstanding 57,421 Weighted-average diluted shares and units outstanding 62,854 (1) Included as an expense in FFO is $1.0 million in the first quarter of 2007 of legal and other costs associated with the previously disclosed inquiry and $1.3 million in the first quarter of 2006 related to the write-off of unamortized loan costs associated with a loan which was prepaid during the quarter. 12